      As filed with the Securities and Exchange Commission on April 4, 2003

                                                      Registration No. 333-70633


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                                THE BUCKLE, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                                        47-0366193

(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68845
               (Address of Principal Executive Offices) (ZIP Code)

                                ----------------

                      1997 EXECUTIVE STOCK OPTION PLAN (1)
                  (Full title of the plan or written contract)

                            DENNIS NELSON, PRESIDENT
                                THE BUCKLE, INC.
                              2407 WEST 24TH STREET
                             KEARNEY, NEBRASKA 68845
                                 (308) 236-8491
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                  With copy to:

                              Robert J. Routh, Esq.
              Cline, Williams, Wright, Johnson & Oldfather, L.L.P.
                             1900 U.S. Bank Building
                              233 South 13th Street
                            Lincoln, Nebraska 68508

         (1) The Buckle, Inc. (the "Company") originally filed an S-8 to register 1,250,000 shares of common stock (File No. 333-70633) issuable pursuant to the Company's 1997 Executive Stock Option Plan (the "Plan"). Subsequently, the Company effected a 3-for-2 stock split thereby adjusting the number of shares issuable pursuant to the Plan to 1,875,000. On May 31, 2001, a majority of the Company's Shareholders approved an amendment to the Plan to increase the number of shares issuable pursuant to the 1997 Plan by 500,000, for a total of 2,375,000 shares issuable pursuant to the 1997 Plan. This Amendment No. 1 is filed to register the 500,000 additional shares approved by the Shareholders.


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                   Proposed Maximum           Proposed               Amount of
   Title of Securities          Amount to be        Offering Price             Maximum             Registration
    to be Registered             Registered           Per Share             Aggregate Plan              Fee
-----------------------------------------------------------------------------------------------------------------
      Common Stock             500,000 Shares           $17.50              $8,750,000.00             $728.10
=================================================================================================================


         (1) The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked price of shares of the same class reported on the New York Stock Exchange on April 1, 2003.

         (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the plans described herein.


ITEM 8.  EXHIBITS.

================================================================================
   EXHIBIT
    NUMBER                              EXHIBIT
--------------------------------------------------------------------------------
        5           Opinion of Counsel
--------------------------------------------------------------------------------

       23.1         Consent of Auditors
--------------------------------------------------------------------------------

       23.2         Consent of Counsel (included in Exhibit 5)
--------------------------------------------------------------------------------

       99.1         Amendment No. 1 to 1997 Executive Stock Option Plan
================================================================================

         The contents of the S-8 Registration Statement (File No. 333-70633) are hereby incorporated by reference.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska on April 4, 2003.


                                                   THE BUCKLE, INC.


                                                   BY: /s/ KAREN B. RHOADS
                                                      --------------------------
                                                      Karen B. Rhoads,
                                                      Vice President of Finance,
                                                      CFO, and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                    Title                                         Date
                ---------                    -----                                         ----

/s/ DANIEL J. HIRSCHFELD
---------------------------------------      Chairman and Director                         4/04/03
Daniel J. Hirschfeld

/s/ DENNIS H. NELSON
---------------------------------------      President, CEO and Director                   4/04/03
Dennis H. Nelson

/s/ JAMES E. SHADA
---------------------------------------      Executive Vice President and Director         4/04/03
James E. Shada

/s/ ROBERT E. CAMPBELL
---------------------------------------      Director                                      4/04/03
Robert E. Campbell


---------------------------------------      Director
Ralph M. Tysdal


---------------------------------------      Director
Bill L. Fairfield

/s/ WILLIAM D. ORR
---------------------------------------      Director                                      4/04/03
William D. Orr

/s/ BRUCE L. HOBERMAN
---------------------------------------      Director                                      4/04/03
Bruce L. Hoberman


---------------------------------------      Director
David A. Roehr
